                      FREMONT HOME LOAN OWNER TRUST 1999-1

                         STATEMENT TO CERTIFICATEHOLDER

                                                            RECORD DATE: 3/31/99

                                                      DISTRIBUTION DATE: 4/26/99


(FIRST UNION LOGO)

----------------------------------------------------------------------------------------------------------------------------------
                                       ORIGINAL        BEGINNING                                                        ENDING
                       CERTIFICATE   CERTIFICATE     CERTIFICATE                                          TOTAL      CERTIFICATE
  CLASS        CUSIP      RATE         BALANCE         BALANCE         INTEREST       PRINCIPAL      DISTRIBUTION       BALANCE
----------------------------------------------------------------------------------------------------------------------------------
    A        35729BAA9   5.2375%   415,545,505.00  415,545,505.00    1,995,051.28    5,284,347.52    7,279,398.80   410,261,157.48
Factors per
Thousand                                                               4.80104166     12.71665186     17.51769352     987.28334814
----------------------------------------------------------------------------------------------------------------------------------
  TOTALS                           415,545,505.00  415,545,505.00    1,995,051.28    5,284,347.52    7,279,398.80   410,261,157.48
----------------------------------------------------------------------------------------------------------------------------------



FIRST UNION NATIONAL BANK                                        ROBERT ASHBAUGH
STRUCTURED FINANCE TRUST SERVICES                                 VICE PRESIDENT
230 SOUTH TRYON STREET, 9TH FLOOR                            PHONE: 704-383-9568
CHARLOTTE, NORTH CAROLINA  28288-1179                          FAX: 704-383-6039

                      FREMONT HOME LOAN OWNER TRUST 1999-1

                         STATEMENT TO CERTIFICATEHOLDER

                                                            RECORD DATE: 3/31/99

                                                      DISTRIBUTION DATE: 4/26/99


(FIRST UNION LOGO)

                             SCHEDULE OF REMITTANCE

 Available Collection Amount                               7,524,051.22
 (Trust Fees and Expenses)                                  (244,652.42)
 Available Payment Amount                                  7,279,398.80
 Regular Payment                                           7,279,398.80
 Excess Spread                                                     0.00
                                                           ------------



 FEES
 Servicer Fee                                                121,200.77
 Master Servicer Fee                                          51,943.19
 Indenture Trustee Fee                                         2,250.87
 Guaranty Insurance Premium                                   69,257.58
                                                           ------------
 TOTAL FEES                                                  244,652.42


                             COLLATERAL INFORMATION

Aggregate Beginning Balance of Loans                     415,545,505.38
Aggregate Ending Balance of Loans                        411,431,560.30
Interest Carry-Forward                                             0.00
Net Loan Losses                                                    0.00
Net Loan Losses - Aggregate                                        0.00

Overcollateralization Amount                               1,170,402.82
Overcollateralization Deficiency Amount                   15,451,417.38
Overcollateralization Target Amount                       16,621,820.20
Principal Prepayments                                         23,242.98

Scheduled Principal                                          204,036.95
Securities Insurer Reimbursement                                   0.00
Six Month Average Delinquency                                      0.00%
Three Month Average Annualized Losses                              0.00%

Trigger Event?                                                       No
Unpaid Securities Insurer Reimbursement                            0.00
Weighted Average Home Loan Interest Rate (WAC)                   9.8530%
Weighted Average Maturity (WAM)                                  355.67



FIRST UNION NATIONAL BANK                                        ROBERT ASHBAUGH
STRUCTURED FINANCE TRUST SERVICES                                 VICE PRESIDENT
230 SOUTH TRYON STREET, 9TH FLOOR                            PHONE: 704-383-9568
CHARLOTTE, NORTH CAROLINA  28288-1179                          FAX: 704-383-6039

                      FREMONT HOME LOAN OWNER TRUST 1999-1

                         STATEMENT TO CERTIFICATEHOLDER


                                                            RECORD DATE: 3/31/99

                                                      DISTRIBUTION DATE: 4/26/99

(FIRST UNION LOGO)

Aggregate Ending Balance of Loans              DELINQUENT INFOR.        # LOANS          AMOUNT           %
---------------------------------              -----------------        -------          ------         -----

$                  411,431,560.30          Delinquent 0-30 Days            12          887,427.24     0.215693%

                                           Delinquent 31-60 Days            3          426,379.35     0.103633%
                                           Delinquent 61-90 Days            1          125,242.76     0.030441%
                                           Loans in Foreclosure             0                0.00     0.000000%
                                           Bankruptcy Loans                 5          585,279.67     0.142254%


                                               DELINQUENT INFOR.        # LOANS          AMOUNT       CUMULATIVE
                                               -----------------        -------          ------       ----------
                                           Defaulted Home Loans            1           125,242.76        0.00
                                           Liquidated Home Loans           0                 0.00        0.00
                                           Deleted Home Loans              0                 0.00        0.00



FIRST UNION NATIONAL BANK                                        ROBERT ASHBAUGH
STRUCTURED FINANCE TRUST SERVICES                                 VICE PRESIDENT
230 SOUTH TRYON STREET, 9TH FLOOR                            PHONE: 704-383-9568
CHARLOTTE, NORTH CAROLINA  28288-1179                          FAX: 704-383-6039